                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Webb Interactive Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                        WEBB INTERACTIVE SERVICES, INC.
                                 1899 Wynkoop
                                   Suite 600
                            Denver, Colorado  80202

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Webb Interactive Services, Inc., a Colorado corporation, will be held on Wednesday, June 5, 2002, at 2:30 p.m., Mountain Time, at our executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, for the following purposes:

     1. To elect six nominees to our board of directors to serve for a term of one year.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only holders of record of our common stock at the close of business on April 24, 2002 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

     You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

                                    BY ORDER OF THE BOARD OF
                                    DIRECTORS



                                    Lindley S. Branson
                                    Secretary

April 30, 2002

                                PROXY STATEMENT

                        WEBB INTERACTIVE SERVICES, INC.

                                 1899 Wynkoop
                                   Suite 600
                            Denver, Colorado 80202

                 Annual Meeting of Shareholders - June 5, 2002

                                    GENERAL

     The enclosed proxy is solicited by the board of directors of Webb Interactive Services, Inc., a Colorado corporation, for use at the annual meeting to be held on Wednesday, June 5, 2002, at 2:30 p.m., Mountain Time, at Webb's executive offices, 1899 Wynkoop, Suite 600, Denver, Colorado, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Lindley
S. Branson, Secretary, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR the election to the board of directors of the nominees named in this proxy statement and (2) in the proxy's discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

     We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the year ended December 31, 2001 are being mailed to shareholders on or about April 30, 2002.

                               OUTSTANDING STOCK

     As of April 24, 2002, the record date for determining shares entitled to notice of and to vote at our annual meeting, 19,731,522 shares of our common stock were outstanding. In addition, 3,584 shares of nonvoting series D junior convertible preferred stock were outstanding.

     Information as to the name, address and stockholdings of each person known by Webb to be a beneficial owner of more than five percent of our common stock and as to the name, address and stockholdings of each director and nominee for election to the board of directors, and by all executive officers and directors, as a group, as of April 24, 2002 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

                                              Amount of
             Name/Address                    Common Stock          Percent
                  Of                         Beneficially         Of Common
         Shareholder/Director                   Owned             Stock (1)
-----------------------------------------------------------------------------
William R. Cullen                             619,991 (2)           3.1%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Lindley S. Branson                            598,146 (3)           2.9%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Robert J. Lewis                               295,337 (4)           1.5%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Richard C. Jennewine                          268,121 (5)           1.3%
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Alan E. Falenski                                    0                 *
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Robert R. Lacey                                     0                 *
1899 Wynkoop, Suite 600
Denver, Colorado 80202

Jona, Inc.                                 17,560,000 (6)          58.9%
P.O. Box 949
Casper, Wyoming 82602

Directors and executive officers as a       1,957,328 (7)           9.1%
group (eight persons)

__________________
*   Less than one percent of shares outstanding.
(1) In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this report upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.

(2) Includes options for the purchase of 586,494 shares of common stock, but excludes options for the purchase of 149,334 shares of common stock that are not exercisable during the next 60 days.
(3) Includes options for the purchase of 573,146 shares of common stock, but excludes options for the purchase of 171,667 shares of common stock that are not exercisable during the next 60 days.
(4) Includes options for the purchase of 246,967 shares of common stock, but excludes options for the purchase of 31,333 shares of common stock that are not exercisable during the next 60 days.
(5) Includes options for the purchase of 263,121 shares of common stock, but excludes options for the purchase of 31,333 shares of common stock that are not exercisable during the next 60 days.
(6) Includes warrants for the purchase of 10,060,000 shares of common stock. Does not include 15,000 shares of common stock owned by Neil A. McMurry and his spouse. Mr. McMurry, who is the sole shareholder, president and director of Jona, Inc., is deemed to be the beneficial owner of Webb's securities owned by Jona, Inc.
(7) Includes options for the purchase of 1,843,061 shares of common stock, but excludes options for the purchase of 500,334 shares of common stock that are not exercisable during the next 60 days.

_______________________

      Jona, Inc., a Wyoming corporation, acquired 7,500,000 shares of our common stock and five-year warrants to purchase up to 10,000,000 shares of our common stock at an exercise price of $1.00 per share, in a series of related transactions in January 2002 and March 2002. Jona, Inc. paid $7,500,000 for the stock and warrants from its working capital. In December 2001, we issued Jona, Inc. a five-year warrant to purchase 60,000 shares of our common stock at an exercise price of $1.00 as partial consideration for a loan, which we repaid in full. At the annual meeting, Jona, Inc. will be able to vote 7,500,000 shares, or 38% of our outstanding common stock.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

Nomination and Election of Directors

      Our by-laws provide that the size of our board of directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the board of directors. In the event the shareholders do not fix by resolution the number of directors, the by-laws provide that the number of directors will be three, subject to increase by resolution of the board of directors. The board of directors has set the size of the board at six. The proxies granted by the shareholders will be voted at the annual meeting for the election of the six persons listed below as our directors. All of the nominees were elected to the board of directors at the 2001 annual meeting of shareholders, except for Alan E. Falenski and Robert R. Lacey, both of whom were appointed to the board in 2002. Messrs. Falenski and Lacey were appointed to the board pursuant to an agreement with Jona, Inc., an investor in Webb, that we would use our best efforts to cause two of Jona, Inc.'s nominees to be elected to the board.

                             Nominees for Director
                             ---------------------

                               William R. Cullen
                              Lindley S. Branson
                                Robert J. Lewis
                             Richard C. Jennewine
                               Alan E. Falenski
                                Robert R. Lacey

      In the event that one of more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the board of directors, unless the board of directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

      Our directors, nominees for director and executive officers are as follows:

                                             Director
Name                                 Age      Since   Position
----                                 ---      -----   --------
William R. Cullen.............       60       1998    President, Chief Executive Officer, Chief Financial Officer
                                                      and a director
Lindley S. Branson............       59       2000    Executive Vice President, General Counsel and a director
Robert J. Lewis...............       71       1996    Director
Richard C. Jennewine..........       63       1996    Director
Alan E. Falenski..............       45       2002    Director
Robert R. Lacey...............       47       2002    Director
Robert A. Balgley.............       44        ---    President and Chief Executive Officer - Jabber, Inc.
Gwenael S. Hagan..............       41        ---    Chief Financial Officer and Vice President Corporate
                                                      Development - Jabber, Inc.

      William R. Cullen, has served as Webb's President and Chief Executive Officer since October 2001, Chief Financial Officer since April 1999 and a director since March 1998. From March 1998 to April 1999, Mr. Cullen served as our Chief Operating Officer. From May 1997 to March 1998, Mr. Cullen worked as a consultant to businesses in the cable industry, including Webb. From April 1994 to May 1997, Mr. Cullen was Chairman and CEO of Access Television Network, Inc., a privately held company specializing in providing paid programming to local cable systems. From January 1992 to March 1994, Mr. Cullen was President and CEO of California News Channel, a programming project of Cox Cable Communications. From July 1984 to December 1991, Mr. Cullen was employed by United Artist Cable Corporation (and its predecessor United Cable Television Corporation) as Vice President of Operations and President of its subsidiary, United Cable of Los Angeles, Inc., and as its Senior Vice President of the Southwest Division. Prior to joining United Artist Cable Corporation, Mr. Cullen was President of Tribune Company Cable of California, Inc. and CEO of its United-Tribune Cable of Sacramento joint venture, served as a top financial officer of three companies and worked in banking.

      Lindley S. Branson, joined Webb as Vice President and General Counsel in May 1999 and has served as a director since August 2000. Mr. Branson has been a senior partner with the Minneapolis law firm of Gray, Plant, Mooty, Mooty and Bennett, P.A. for more than 20 years, with an emphasis in corporate finance, mergers and acquisitions and general corporate law.

      Robert J. Lewis, has been a director of Webb since January 1996. Mr. Lewis retired in October 1995 after having spent 37 years in the cable television industry as an owner and developer of cable systems and senior executive with several cable television companies. Beginning in March 1997, however, and continuing through the present, Mr. Lewis has been the General Partner and Chief Executive Officer of InterMedia Partners, an inactive company which had been an operator of cable systems in Kentucky, Tennessee, North Carolina, South Carolina and Georgia. From 1987 until his retirement in 1995, Mr. Lewis was employed by Tele-Communications, Inc. ("TCI"), one of the largest cable television companies in the United States. Mr. Lewis served as a Senior Vice President of Corporate Development of TCI from 1991 to 1993 and as a Senior Advisor to TCI from 1993 until his retirement in 1995.

      Richard C. Jennewine, has been a director of Webb since November 1996. From September 1995 until his retirement in December 1999, Mr. Jennewine was President-International Operations and Managing Director for Computer Aid, Inc. a leader in strategic outsourcing and information services consulting. From December 1991 to February 1995, Mr. Jennewine served as the Senior Vice President of the CONCORD Group, a privately held entrepreneurial group of 40 international enterprises. From January 1994 to February 1995, Mr. Jennewine served as the President of the Concord Trading Corporation, a company focusing on trading and business ventures in Asia, Russia, the Middle East and South America. Prior to these positions, Mr. Jennewine spent 26 years with IBM Corporation, including startup operations in mainland China. Mr. Jennewine is a director of Easter Seals of Colorado and is a member of the Corporate Management Committee of Computer Aid, Inc.

     Alan E. Falenski, has been a director of Webb since March 2002. Since 2001, Mr. Falenski has served as Vice-President Finance and Corporate Planning for Jonah Energy Company, a privately-held, Casper, Wyoming-based oil and gas exploration company. From 2000 through 2001, he served as Vice-President Finance and Corporate Planning for McMurry Energy Company; and from 1998 through 2000 as Director, Corporate Planning for McMurry Oil Company, both of which are privately-held, Casper, Wyoming-based oil and gas exploration companies. From 1997 through 1998, Mr. Falenski served as Manager, Corporate Planning (Western Region) for MCN Energy Group, a publicly held company with its headquarters in Detroit, Michigan.

     Robert R. Lacey, has been a director of Webb since March 2002. Mr. Lacey has served since February 2002 as Director of Technology for Nerd Tech, an unincorporated subsidiary of Nerd Gas Company, LLC, a privately-held Casper, Wyoming oil and gas exploration company. From January 1998 through March 1999, Mr. Lacey was a principal of Computer Engineers, LLC, and from March 1999 through February 2002, he was a principal of its successor, R&J Computer Consultants, both of which are privately-held consulting companies based in Casper, Wyoming. Mr. Lacey was employed as a computer consultant and technician by Touchtronics, Inc., a Casper, Wyoming privately-held computer hardware and software company, from October 1995 through January 1998.

     Robert A. Balgley, has served as President and Chief Executive Officer of Jabber, Inc. since December 2000. Mr. Balgley founded Wireless Telecom, Inc., a leading provider of wireless remote access for the corporate enterprise market, and served as its Chief Executive Officer and President from 1993 to 2000. Mr. Balgley has also served as Vice President of Sales and Marketing of Geo Vision Systems, Inc., an international provider of Unix-based geographic information systems software for the telecommunications industry.

     Gwenael S. Hagan, served as Vice President, Corporate Development of Webb from November 1999 to July 2001 and as Chief Financial Officer of Jabber, Inc. since July 2001. Mr. Hagan joined Webb in January 1998. From June 1996 to January 1998, Mr. Hagan served as Vice President of New Business Development with International Channel, a cable television network, where he was responsible for new revenue opportunities, both domestically and internationally, and developing and implementing strategies to increase revenue and position International Channel for growth via evolving digital cable and satellite platforms. From December 1994 to June 1996, Mr. Hagan served as the Internet Marketing Manager for Microsoft's western region. Mr. Hagan's work with Microsoft encompassed competitive strategy development, sales resource allocation, presentations and public relations.

Committees and Meetings of the Board of Directors

     The Company's board of directors has an audit committee and a compensation committee. The board does not have a standing nominating committee.

     Messrs. Cullen, Lewis and Jennewine are the current members of the audit committee of the board of directors. Each is an independent member except for Mr. Cullen. We intend to appoint Mr. Falenski to the audit committee at the time of the annual meeting of shareholders. The main responsibilities of the audit committee are governed by its charter, which was approved by the board and which is attached to this proxy statement as Attachment A. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters.

     Messrs. Jennewine and Lewis are the current members of the compensation committee, which oversees compensation for directors, officers and key employees of Webb.

     During 2001, the board of directors met 19 times. Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the board of directors and meetings of committees of the board of directors on which the director serves. During 2001, the audit committee met four times and the compensation committee met two times.

Audit Committee Report

     The audit committee has reviewed and discussed with management, Webb's consolidated audited financial statements for the year ended December 31, 2001. The audit committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 - Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the accounting principles, judgements and estimates, as applied in their financial reporting.

     The audit committee has received the written disclosures and the letter from the independent public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, that relates to the accountants' independence from Webb, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the board that the consolidated audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                              William R. Cullen
                              Richard C. Jennewine
                              Robert J. Lewis

Vote Required

     Proposal 1 will be approved if the affirmative votes of the holders of shares of common stock, present or represented at the annual meeting and voting on proposal 1, exceed the votes opposing the proposal.

     The board of directors recommends that the shareholders vote "FOR" the election of the nominees for director.

                            EXECUTIVE COMPENSATION

     The following table summarizes the annual compensation paid by Webb during years ended December 31, 1999, 2000, and 2001 to William R. Cullen, the Chief Executive Officer of Webb as of December 31, 2001, Perry Evans, the Chief Executive Officer of Webb through October 8, 2001, and the three other highest paid executive officers of Webb.

                                                SUMMARY COMPENSATION TABLE
                                                                                             Long-Term
                                                         Annual Compensation               Compensation
                                                  ----------------------------------    ------------------
Name and Principal                                  Salary       Bonus       Other          Securities          All Other
Position                                   Year      ($)          ($)         ($)       Underlying Options    Compensation
----------------------------------------------------------------------------------------------------------------------------
William R. Cullen (1)                      2001  $200,000            --        --       400,000 shs.               --
Chief Executive Officer,                   2000  $200,000      $ 50,000        --       175,828 shs.               --
President, Chief Financial Officer         1999  $173,333 (2)  $ 75,000   $90,000 (3)        --                    --
and a director

Perry R. Evans (4)                         2001  $180,241            --        --       150,000 shs.               --
Chief Executive Officer                    2000  $190,000      $ 47,500   $ 6,250 (5)   225,508 shs.               --
and President                              1999  $153,976      $121,250        --       580,000 shs.               --

Lindley S. Branson (6)                     2001  $165,000            --        --       400,000 shs.               --
Executive Vice                             2000  $165,000      $ 24,750        --       194,813 shs.               --
President, General Counsel and a director  1999  $103,341      $ 30,917        --       150,000 shs.               --

Robert A. Balgley                          2001  $212,666            --        --       100,000 shs. (7)           --
President and Chief                        2000  $  9,167            --        --            --                    --
Executive Officer - Jabber, Inc.           1999        --            --        --            --                    --

Gwenael S. Hagan                           2001  $174,000            --        --            --                    --
Chief Financial Officer                    2000  $160,000      $ 24,000        --        50,000 shs. (8)           --
and Vice President Corporate Development   1999  $160,000      $ 36,000        --        50,000 shs.               --
- Jabber, Inc.

_______________
(1) Mr. Cullen was appointed as our President and Chief Executive Officer on October 8, 2001. During 1999, 2000 and 2001, Webb reimbursed Mr. Cullen for travel and living expenses of $42,194, $54,394 and $53,276, respectively.
(2) The 1999 salary amount includes $70,000 Mr. Cullen was paid as a consultant to Webb.
(3) Consists of 6,497 shares of common stock issued instead of cash compensation. The common stock dollar value was determined by multiplying the last sale price of our common stock by the amount of common stock on the dates such shares were earned.
(4) Mr. Evans resigned as our President and Chief Executive Officer on October 8, 2001.
(5) In June 2000, Mr. Evans received a grant of 125,000 shares of restricted stock of Jabber, Inc., a subsidiary of Webb, in consideration for his efforts in connection with establishing Jabber, Inc. and serving on its advisory board. Jabber, Inc.'s board of directors valued the stock at $0.05 per share on the date of grant. The shares were subsequently appraised at a value of $0.70 per share as of December 31, 2000, in connection with the preparation of our consolidated financial statements for the year ended December 31, 2000. The restrictions on the shares of Jabber common stock have lapsed.
(6) Mr. Branson joined Webb in May 1999. During 1999, 2000 and 2001, Webb reimbursed Mr. Branson for travel and living expenses of $33,258, $33,757 and $42,751, respectively.
(7) On January 22, 2001, Mr. Balgley also received a seven-year option to purchase 750,000 shares of common stock of Jabber, Inc., a subsidiary of Webb, at an exercise price of $0.75 per share. The option became exercisable January 22, 2002 as to one-third of the shares underlying it, and the remainder becomes exercisable in one-third increments on January 22, 2003 and 2004. The Jabber common stock was appraised at a value of $0.70 per share as of December 31, 2000, in connection with the preparation of Webb's consolidated financial statements for the year ended December 31, 2000. No portion of the option has been exercised.
(8) On July 5, 2000, Mr. Hagen also received a seven-year option to purchase 40,000 shares of common stock of Jabber, Inc., a subsidiary of Webb, at an exercise price of $1.50 per share. The option was immediately exercisable on the date of grant as to one-third of the shares underlying it, an additional one-third increment of the option became exercisable on July 5, 2001, and the remaining one-third increment becomes exercisable on July 5, 2002. On April 30, 2001, Mr. Hagan was granted a seven-year option to purchase 25,000 shares of Jabber common stock at an exercise price of $1.50. This option is fully exercisable. On August 1, 2001, Mr. Hagen received a seven-year option to purchase 210,000 shares of Jabber common stock at an exercise price of $1.00. This option becomes exercisable in one-third increments on August 1, 2002, 2003 and 2004. The Jabber common stock was appraised at a value of $0.70 per share as of December 31, 2000, in connection with the preparation of Webb's consolidated financial statements for the year ended December 31, 2000. No portion of the options has been exercised.

Webb Stock Options

     The following tables summarize the stock option grants and exercises during 2001 to or by the named officers and the value of all options held by the named officers as of December 31, 2001. Unless otherwise noted, each of these stock options is exercisable in one-third increments on the 12th, 24th, and 36th month after the date of grant.

                          OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2001

                              Number of Securities     Percent of Total Options
                                   Underlying        Granted to Employees During     Exercise      Expiration
Name                             Options Granted     Year Ended December 31, 2001  Price ($/sh)       Date
---------------------------------------------------------------------------------------------------------------
William R. Cullen                   400,000 (1)              12.6%                    $0.65         10/05/08

Perry R. Evans                      150,000 (2)               4.7%                    $0.65         10/16/02

Lindley S. Branson                  400,000 (1)              12.6%                    $0.65         10/05/08

Robert A. Balgley                   100,000                   3.1%                    $3.25         01/22/08

Gwenael S. Hagan                         --                    --                        --               --

_______________
(1) One-half of the option was immediately exercisable on the date of grant. The remainder of the option becomes exercisable in one-quarter increments on the third, sixth, ninth and twelfth month after the grant date.
(2) The vesting of one-third of the shares underlying the option (50,000 shares) were subject to performance-based criteria which was not met. Accordingly, that portion of the option terminated.

  AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 2001 AND OPTION
                          VALUES AT DECEMBER 31, 2001

                                                              Number of Securities             Value of Unexercised
                                               Value          Underlying Options at          In-The-Money Options at
                         Shares Acquired     Realized         December 31, 2001 (#)         December 31, 2001 ($) (2)
Name                     on Exercise (#)      ($) (1)      Exercisable / Unexercisable     Exercisable / Unexercisable
------------------------------------------------------------------------------------------------------------------------
William R. Cullen              --                --               470,494 / 265,334               $12,000 / $12,000

Perry R. Evans                 --                --               668,174 /  50,000               $ 6,000 / $ 3,000

Lindley S. Branson             --                --               428,145 / 316,668               $12,000 / $12,000

Robert A. Balgley              --                --                33,000 /  67,000                    -- / --

Gwenael S. Hagan               --                --               140,000 /  50,000                    -- / --

_______________
(1) The value realized was determined by multiplying the number of shares exercised by the favorable difference between the exercise price per share and the closing bid price per share on the date of exercise.
(2) The value of unexercised in-the-money options was determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $0.71, the closing price per share on December 31, 2001.

Board of Director Compensation

     Members of our board of directors do not receive cash compensation for their services as directors, but they are reimbursed for their reasonable expenses in attending board meetings. During 2001, we issued options to our non-employee directors for their services. Robert J. Lewis received two options (30,000 shares at an exercise price of $2.52 and 100,000 shares at an exercise price of $0.65). Richard C. Jennewine received two options (30,000 shares at an exercise price of $2.52 and 100,000 shares at an exercise price of $0.65).

Employment and Change of Control Agreements

     We have entered into employment agreements with William R. Cullen, Lindley
S. Branson, Robert A. Balgley and Gwenael S. Hagan. Messrs. Cullen and Branson's agreements terminate on March 1, 2005; Mr. Balgley's agreement terminates on December 11, 2003; and Mr. Hagan's agreement terminates on August 1, 2004. If we (or a successor entity) terminate Messrs. Cullen, Branson, Balgley or Hagan's employment without cause or if they terminate their employment for good reason, then we (or the successor entity) must continue to pay the employee's salary in the month of termination and for the following nine months (Messrs. Cullen, Branson and Hagan) or 12 months (Mr. Balgley).

     In the event of a change in control of 30% or more of our outstanding stock (excluding the sale of our common stock and warrants to Jona, Inc. in January and March 2002), our agreements with Messrs. Cullen and Branson provide for continued employment (at similar responsibility and salary levels) for a period of three years after the change of control. During this three-year period, if we (or a successor entity) terminate either employee's employment without cause or if the employee terminates his employment for good reason, then we (or the successor entity) must pay a lump sum severance to the employee equal to three years salary (including bonus), accelerate the vesting of all outstanding options held by the employee and allow the employee to continue to participate in our benefit and welfare plans (or those of the successor entity) for a period of three years after the employment terminates.

     Each employment agreement restricts the employee's ability to compete with us for a one-year period after the termination of his employment.

Certain Transactions

     William R. Cullen, our President, Chief Executive Officer, Chief Financial Officer and one of our directors, owed us $157,486 as of March 31, 2002. This obligation accrues interest at a rate of 8% per year, is full recourse and is payable on demand.

     We believe that the transaction summarized above is on terms no less favorable than could be obtained from an unaffiliated third party. The board of directors has determined that any transactions with officers, directors or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The board of directors will obtain independent counsel or other independent advice to assist in that determination.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Webb's directors and officers, and persons who own more than ten percent of a registered class of Webb's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten-percent shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with in a timely manner.

                             INDEPENDENT AUDITORS

     The board of directors and audit committee recently approved the appointment of Arthur Andersen LLP as the Company's independent auditor for the fiscal year ending December 31, 2002. Arthur Andersen LLP served as our independent accountants for the year ended December 31, 2001. The board and audit committee, however, have decided to defer its reappointment of Arthur Andersen LLP until the outcome of certain events with regard to Arthur Andersen LLP becomes clearer. The board has no disagreements or differences with Arthur Andersen LLP and has been satisfied with its work. If the board concludes not to reappoint Arthur Andersen LLP, the board will expedite the selection process of an accounting firm qualified to perform the 2002 audit and announce a new recommendation as soon as the board completes its deliberations. Representatives of Arthur Andersen LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Set forth below is certain information concerning Arthur Andersen LLP's fees in 2001.

Audit Fees

     Arthur Andersen LLP billed an aggregate of $127,700 for professional services related to our 2001 annual financial statements and review of our financial statements included in our quarterly reports on Form 10-QSB that we filed in 2001.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not provide any non-audit professional services during 2001 related to consulting for financial information system design and implementation.

All Other Fees

     In addition to the audit fees described above, Arthur Andersen LLP billed an aggregate of $115,855 for all other professional services rendered during 2001. Of such amount, $21,895 in fees were related to tax preparation and international tax issues, and $93,960 in fees were incurred in connection with miscellaneous filings made by Webb with the Securities and Exchange Commission. The Audit Committee determined that the provisions of these services was compatible with maintaining Arthur Andersen LLP's independence.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2003 annual meeting must be received by us by January 2, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail -- return receipt requested. If you intend to present a proposal at our 2003 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than March 1, 2003. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     The board of directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Lindley S. Branson
                                        Secretary

April 30, 2002

                                 Attachment A

                        WEBB INTERACTIVE SERVICES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

Purpose

     The primary function of the Audit Committee of Webb Interactive Services, Inc. (the "Corporation") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     . the financial reports and other financial information provided by the Corporation to any governmental body or the public;

     . the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

     . the Corporation's auditing, accounting and financial reporting processes generally.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and foster adherence to, the Corporation's policies, procedures and practices at all levels.

     The Audit Committee's primary duties and responsibilities are to:

     . serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     . review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department; and

     . provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

Composition

     The Audit Committee shall be comprised of three or more directors, as determined by the Board. Each Committee member shall be an independent director. Each Committee member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a Committee member. A Committee member will be considered "independent" if, among other things, he or she has:

       . not been employed by the Corporation or its affiliates in the current or past three years;

       . not accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

       . no immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

       . not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     . not been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

     All Committee members shall have a working familiarity with basic finance and accounting practices, and at least one Committee member shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The Committee members shall be elected by the Board at the annual organizational Board meeting until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the Committee members may designate a Chair by majority vote of the full Committee membership.

Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually in separate meetings with management, the director of the internal auditing department and the independent accountants to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Corporation's financial statements.

Responsibilities and Duties

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

     . review and update this Charter on an annual basis, or more frequently, as conditions dictate;

     . review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants;

     . review the regular internal reports to management prepared by the internal auditing department, and management's response to such reports;

     . review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings;

     Independent Accountants

     . recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness;

     . approve the fees and other compensation to be paid to the independent accountants;

     . on an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence;

     . review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant;

     . periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements;

     Financial Reporting Processes

     . in consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's internal and external financial reporting processes;

     . consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting;

     . consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department;

     Process Improvement

     . establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments;

     . following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

     . review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements;

     . review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented;

     Ethical and Legal Compliance


     . establish, review and update periodically a Code of Ethical Conduct (the "Code") and ensure that management has established a system to enforce the Code;

     . review management's monitoring of the Corporation's compliance with its Ethical Code;

     . ensure that management has the proper review system in place to ensure that its financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements;

     . review activities, organizational structure, and qualifications of the internal audit department;

     . review with the Corporation's counsel, legal compliance matters including corporate securities trading policies;

     . review with Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements; and

     . perform any other activities consistent with this Charter, the Corporation's bylaws, as the Committee or the Board deems necessary or appropriate.

                        WEBB INTERACTIVE SERVICES, INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated April 30, 2002, hereby appoints the President, Chief Executive Officer and Chief Financial Officer, William R. Cullen, and the Secretary, Lindley S. Branson, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Webb Interactive Services, Inc. held of record by the undersigned on April 24, 2002, at the Annual Meeting of Shareholders to be held on June 5, 2002 at 1899 Wynkoop, Suite 600, Denver, Colorado, at 2:30 p.m. Mountain Time, and at any adjournment thereof.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.

1.PROPOSAL TO ELECT[_]FOR all nominees listed below
                                             [_]WITHHOLD AUTHORITY
 SIX DIRECTORS       (except as marked to the contrary below)
                                              to vote for all nominees listed
                                            below

   William R.              Lindley S.             Robert J.
     Cullen                 Branson                 Lewis
   Richard C.               Alan E.               Robert R.
    Jennewine               Falenski                Lacey

 INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person's name on the line below.
 ------------------------------------------------------------------------------

2.IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED  [_]  FOR  [_]  AGAINST  [_]  ABSTAIN
 TO VOTE UPON SUCH OTHER BUSINESS AS MAY
 PROPERLY COME BEFORE THE MEETING.

                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

  This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

  Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                       ----------------------------------------
                                       (Signature)

                                       ----------------------------------------
                                       (Signature, if held jointly)

                                       Dated: ___________________________, 2002

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.